UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2024

Viad Corp

(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 East 1st Avenue
Scottsdale, Arizona		85251-4304
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 207-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.50 Par Value	VVI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2024, Jill Bright was appointed to the Board of Directors (the “Board”) of Viad Corp (the “Company”). Ms. Bright was appointed by Crestview Partners IV GP, L.P. and affiliated entities (the “Crestview Parties”) pursuant to the terms of the Stockholders Agreement between the Company and the Crestview Parties, and the Certificate of Designations governing the Company’s shares of 5.5% Series A Convertible Preferred Stock held by the Crestview Parties. Ms. Bright will serve as a Preferred Director effective immediately, and will be appointed for a term ending at the 2025 annual meeting of stockholders, or until her earlier resignation, retirement, disqualification, death, or removal.

Ms. Bright is entitled to compensation for service on the Board in accordance with the Company’s director compensation policy, which is described in the Company’s proxy statement filed with the Securities and Exchange Commission on April 2, 2024. Ms. Bright will receive the Board annual retainer and fees described therein, and the customary grant of equity for the Company’s directors for 2024, each on a pro-rata basis as applicable.

With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Ms. Bright and the Company that would be required to be reported.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viad Corp
(Registrant)

Date: August 16, 2024	By:	/s/ Jonathan A. Massimino
Jonathan A. Massimino
	Title:	General Counsel & Corporate Secretary